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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


           Date of Report (Date of earliest event reported): July 30, 2002


                            Pinnacle Holdings Inc.
            -------------------------------------------------------
             (Exact name of registrant as specified in its charter)


    DELAWARE                          0-24773                     65-0652634
    --------                          -------                     ----------
 (State or other             (Commission File Number)           (IRS Employer
  jurisdiction                                               Identification No.)
of incorporation)



          301 North Cattlemen Road, Suite 300, Sarasota, Florida 34232
          ------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (941) 364-8886


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)
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ITEM 3.     BANKRUPTCY OR RECEIVERSHIP

      As previously reported by Pinnacle Holdings Inc. ("Pinnacle") by means of an 8-K it filed on May 22, 2002, on May 21, 2002, Pinnacle and certain of its wholly owned subsidiaries, Pinnacle Towers Inc., Pinnacle Towers III Inc. and Pinnacle San Antonio LLC (collectively, the "Debtors") filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") (Case Nos. 02-12477 and 02-12482 through 02-12484).

      On July 30, 2002, the Bankruptcy Court entered an order (the "Confirmation Order") confirming the Debtors' joint "pre-negotiated" reorganization plan (the "Plan"). A copy of the Plan, attached hereto as Exhibit 2, and the Confirmation Order, attached hereto as Exhibit 99.1, are incorporated by reference herein. A description of the Plan is set forth in the First Amended Disclosure Statement, attached hereto as Exhibit 99.2 and incorporated by reference herein.

      It was contemplated that the Plan would be funded by two new sources of capital: (1) an equity investment of up to $205.0 million by Fortress Investment Group ("Fortress") and Greenhill Capital Partners ("Greenhill," and together with Fortress, the "Investors") pursuant to the terms of the Securities Purchase Agreement (the "Purchase Agreement") entered into as of April 25, 2002, and (2) an approximately $340.0 million new credit facility. As previously disclosed, the Investors have been pursuing such new credit facility pursuant to a Commitment Letter dated April 25, 2002, from Deutsche Bank Securities Inc. and Bank of America, N.A. issued to the Investors (the "Commitment Letter").

      As previously announced, since the Bankruptcy Court entered the Confirmation Order confirming the Plan, Pinnacle has been informed by the Investors that the Investors believe that, based on current market conditions, particularly as they relate to extensions of senior credit to companies associated with the telecommunications industry, the new credit facility contemplated by the Commitment Letter may not be able to be consummated on terms commercially acceptable to the Investors. Pinnacle understands from the Investors that the Investors are continuing to pursue financing to consummate the transactions contemplated by the Purchase Agreement.

      On August 8, 2002, the administrative agent for the lenders under the senior credit facility of the Debtors (and other subsidiaries of Pinnacle) that was outstanding prior to the Debtors filing for Chapter 11 reorganization (loans under such senior credit facility continue to remain outstanding) filed a motion with the Bankruptcy Court for reconsideration of the Confirmation Order. The motion asserts that without the new credit facility that was to be provided pursuant to the Commitment Letter, the Plan cannot be consummated. Pending the Bankruptcy Court's ruling on such motion (a hearing on which has been set for September 18, 2002), the primary effect of the motion is to preserve the status quo and prevent the Confirmation Order from becoming final and nonappealable prior to the Bankruptcy Court ruling on such motion. Pinnacle has not yet responded to such motion, and is currently considering its options in light of the events described herein that have occurred since the Bankruptcy Court entered the Confirmation Order.
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      In light of the events described above, Pinnacle continues to monitor relevant developments and evaluate its rights and obligations under the Purchase Agreement consistent with its obligations to the various constituencies of Pinnacle and its subsidiaries. A condition precedent to the consummation of the transactions contemplated by the Purchase Agreement is the receipt of financing on terms not materially different from those set forth in the Commitment Letter. There can be no assurance that financing will be available to satisfy such financing condition. If the closing contemplated by the Purchase Agreement is not consummated on or before August 20, 2002, votes in favor of the Plan could be withdrawn, which could result in the need to re-solicit votes on the Plan. If certain of the terms of any alternative credit facility were to vary materially from those contemplated by the Commitment Letter, Pinnacle might need to re-solicit votes in favor of the Plan, amend the Plan or seek an alternative to the Plan which could result in Pinnacle's constituencies receiving different or less consideration than that contemplated by the current Plan.

      The following discussion relates to the Plan as confirmed by the Confirmation Order:

      In connection with the consummation of the transactions contemplated by the Purchase Agreement, Pinnacle will be merged into a newly formed
Delaware corporation formed by the Investors ("New Pinnacle") with New Pinnacle being the surviving corporation. As previously announced, under the terms of the Purchase Agreement with the Investors, Fortress will purchase up to approximately 13,735,000 shares of common stock of New Pinnacle (the "Fortress Shares") and Greenhill will purchase up to approximately 6,765,000 shares of common stock of New Pinnacle (the "Greenhill Shares", and together with the Fortress Shares, the "Investor Shares"). The Purchase Agreement provides for the cancellation of Pinnacle's 10% Senior Discount Notes due 2008 (the
"Senior Notes") in exchange for up to $114.0 million (or $350.77 per $1,000 par value bond) in cash or, at the holder's election, a combination of cash and up to 49.9% of New Pinnacle's outstanding common stock. The number of Investor Shares (and hence their cash investment) will be proportionately decreased by the number of shares purchased by holders of the Senior Notes.

      The Purchase Agreement also provides for the cancellation of Pinnacle's
5 -1/2% Convertible Subordinated Notes due 2007 (the "Convertible
Notes") in exchange for up to $500,000 in cash and five-year warrants to purchase up to approximately 205,000 shares of New Pinnacle's common stock at approximately two times the price of the Investor Shares. Convertible Note holders can double this amount to a total of $1.0 million in cash and warrants to purchase 410,000 shares, representing approximately 2% of New Pinnacle's equity capitalization, if the Convertible Note holders agree to give certain releases. The Purchase Agreement further provides for cancellation of the outstanding shares of Pinnacle common stock. Former stockholders and plaintiffs in a stockholder class action shall receive five-year warrants to purchase up to 102,500 shares of New Pinnacle common stock (representing approximately 1/2% of New Pinnacle's equity capitalization) at approximately two times the price of the Investor Shares. This amount can be doubled to 205,000 shares, representing approximately 1% of New Pinnacle's capitalization, if the stockholders agree to give certain releases. Trade and other creditors will be paid in full in the ordinary course.

      As of August 13, 2002, 48,589,444 shares of the current common stock of Pinnacle were issued and outstanding. Assuming the consummation of the transactions
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contemplated by the Purchase Agreement, based on current estimates, New Pinnacle would issue (1) approximately 20,500,000 shares of New Pinnacle common stock;
(2) warrants exercisable for approximately 3% of the outstanding shares of New Pinnacle common stock; and (3) stock options exercisable for approximately 10% of the outstanding shares of New Pinnacle common stock to certain management employees of New Pinnacle.

      Information as to assets and liabilities of Pinnacle as of July 30, 2002, is attached hereto as Exhibit 99.3 and incorporated herein by reference.

      Pinnacle issued a related press release on July 31, 2002 and August 7, 2002, which are attached hereto as Exhibit 99.4 and 99.5, respectively, and are hereby incorporated by reference.


ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (C) EXHIBITS.

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
2        Debtors' Amended Joint Plan of Reorganization, dated June 27, 2002

99.1     Confirmation Order Confirming Debtors' Joint Reorganization Plan

99.2     Debtors' First Amended Disclosure Statement, dated June 27, 2002

99.3     Statement of Assets and Liabilities of Pinnacle as of July 30, 2002

99.4     Press Release, dated July 31, 2002

99.5     Press Release, dated August 7, 2002
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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PINNACLE HOLDINGS INC.
                                    (Registrant)


                                    By:   /s/ Steven R. Day
                                         ------------------------------------
                                         Steven R. Day, Chief Executive
                                         Officer


Date: August 14, 2002